Exhibit 3.2

DIGITALBRIDGE GROUP, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the Board of Directors if not a legal holiday, and if a legal holiday then the next succeeding day not a legal holiday, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the President or a majority of the Board of Directors and shall be called forthwith by the President, the Secretary or any director of the Corporation upon the request in writing of the holders of a majority of all the shares issued and outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States or elsewhere as designated by the Board of Directors. Participation by telephone conference or videoconference shall be permitted upon advance request.

SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be given either by electronic transmission or mailed, postage prepaid by the Secretary, to each stockholder of record entitled to vote thereat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted that might have been transacted if the meeting had been held as originally called.

SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the President or, if he or she is not present, a Vice President or, if none of said officers is present, a chairperson to be elected at the meeting. The Secretary or, if he or she is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

SECTION 7. Voting. At all meetings of stockholders every stockholder entitled to vote thereat shall have one (1) vote for each share of stock issued and outstanding in his or her name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his or her duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

If the chairperson of the meeting shall so determine, a vote by ballot may be taken upon the election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. Such tellers shall be appointed by the chairperson of said meeting.

SECTION 8. Action by Stockholders in Lieu of a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present and all eligible shares are voted is delivered to the Corporation in accordance with the Maryland General Corporation Law, as amended from time to time, or any successor statute (the “MGCL”). The Corporation shall give notice of any action taken by less than unanimous consent to the applicable stockholders not later than ten days after the effective time of such action.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors”).

SECTION 2. Number and Term of Office. The number of directors shall be three (3), or such other number, as may be designated from time to time by resolution of a majority of the entire Board of Directors, provided that the number of directors shall never be less than permitted by Section 2-402 of the MGCL, as amended from time to time, and the Articles of Incorporation. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his successor shall be elected and shall qualify.

SECTION 3. Filling of Vacancies. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his or her successor, or until he or she shall be removed, prior thereto, by an affirmative vote of the holders of a majority of the stock.

Similarly and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by a majority of the entire Board of Directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his, her or their successors shall be elected and qualified.

Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders called for that purpose.

SECTION 4. Place of Meeting. The Board of Directors may hold its meetings and have one (1) or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of a majority of the Board of Directors. The Board of Directors may hold their meetings by teleconference, videoconference or other similar electronic communications equipment in accordance with the provisions of the Maryland General Corporation Law.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors, provided that notice of every resolution of the Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board of Directors shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the President and must be called by the President or the Secretary upon written request of a majority of the Board of Directors. The Secretary shall give notice of each special meeting of the Board of Directors, by electronic transmission or by mailing the same at least three (3) days prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

SECTION 7. Quorum and Action by Directors. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or these Bylaws. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous consent in writing or by electronic transmission which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.

SECTION 8. Compensation of Directors. Directors shall not receive any stated salary for their services as such, but each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him or her in attending any regular or special meeting of the Board of Directors, and by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous consent in writing or by electronic transmission which sets forth the action is signed by each member of the committee and filed with the minutes of the committee.

ARTICLE III

Officers

SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and also such other officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. Any two (2) or more of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by any two (2) or more officers. The compensation or salary paid to all officers of the Corporation may be fixed by resolutions adopted by the Board of Directors.

In the event that any office other than an office required by law shall not be filled by the Board of Directors or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws.

Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the Board of Directors, and all officers, agents and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the Board of Directors or of the officers appointing them.

ARTICLE IV

Capital Stock

SECTION 1. Certificates. Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

SECTION 2. Transfer of Shares. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

SECTION 4. Closing Transfer Books. The Board of Directors may fix the time, not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfers of stock, or in lieu thereof, the directors may fix a date not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

ARTICLE V

Corporate Seal

In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Maryland.” Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary or an Assistant Secretary nominated by the Secretary.

ARTICLE VI

Bank Accounts and Loans

SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or on behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2. Loans. Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and for such loans, advances or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VII

Notices

Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each director, officer or stockholder at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any director, officer or stockholder may waive any notice required to be given under these Bylaws.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on December 31 of each year or such other date as determined by the Board of Directors.

ARTICLE IX

Exclusive Forum for Certain Litigation

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the Articles of Incorporation or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Corporation who commences such an action shall cooperate in a request that the action be assigned to the Court’s Business and Technology Case Management Program.  None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

ARTICLE X

Amendment of Bylaws

The Board of Directors, not the stockholders, shall have the power and authority to amend, alter, or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.